UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2004

RemedyTemp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	0-5260	95-2890471
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Enterprise, Aliso Viejo, California		92656
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-425-7600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

In connection with the appointment of Janet Hawkins as President, Franchise Division of RemedyTemp, Inc. (the "Company"), the Leadership Development and Compensation Committee of the Company’s Board of Directors approved an increase in Ms. Hawkins’ compensation, effective as of December 2, 2004. Ms. Hawkins’ annual base salary was increased to $260,000 and she will be eligible for a potential bonus up to 50% of her base salary. Ms. Hawkins will also be reimbursed for certain social club dues. In addition, on April 25, 2005, Ms. Hawkins was granted 6,000 options to acquire shares of the Company’s Class A Common Stock. A summary of Ms. Hawkins’ compensation is attached as Exhibit 10.1 hereto and incorporated herein.

Ms. Hawkins continues to serve as the Company’s Senior Vice President, Sales and Marketing.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1 Summary Compensation Information for Janet Hawkins, effective as of December 2, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RemedyTemp, Inc.

May 9, 2005	By:	/s/ Monty A. Houdeshell

Name: Monty A. Houdeshell
Title: Senior Vice President and Chief Administrative Officer

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Exhibit Index

Exhibit No.	Description

10.1	Summary Compensation Information for Janet Hawkins, effective December 2, 2004.